UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2023

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

On June 30, 2023, in connection with the Asset Purchase, as defined below, Tonix Medicines, Inc., a Delaware corporation (“Acquisition Sub”), a wholly-owned subsidiary of Tonix Pharmaceuticals Holding Corp, Inc. (the “Company”, and together with Acquisition Sub, the “Purchaser”), entered into a Transition Services Agreement (the “Transition Services Agreement”) with Upsher Smith Laboratories, LLC, a Minnesota limited liability company (“Seller”). Pursuant to the Transition Services Agreement, Seller will provide certain transition services to Purchaser for base fees equal to $100,000 per month for the first six months, and $150,000 per months for the seventh through ninth months, plus additional monthly fees for each service category totaling up to $150,000 per month.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety to the full text of the Transition Services Agreement, which is filed hereto as Exhibit 10.01, and is incorporated herein by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

As previously disclosed, on June 23, 2023, Purchaser entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) with Seller. On June 30, 2023, pursuant to the Asset Purchase Agreement, Purchaser purchased and acquired Seller’s assets related to Seller’s Zembrace® SymTouch® (sumatriptan injection) 3 mg and Tosymra® (sumatriptan nasal spray) 10 mg products (such businesses collectively, the “Business” and the asset purchase, the “Asset Purchase”), inventory related to the Business and assumed certain liabilities of Seller. The closing (“Closing”) occurred on June 30, 2023.

As consideration for the Asset Purchase, Purchaser paid to Seller $15 million in cash, $12 million of which was paid at Closing and $3 million of which is payable on the earlier of March 2024 and the completion of the transition services to be provided by Seller, as described above, and $10 million in cash at Closing to acquire certain Business-related inventories.

The foregoing description of the Asset Purchase Agreement and the Asset Purchase does not purport to be complete and is qualified in its entirety to the full text of the Asset Purchase Agreement, which was filed as Exhibit 1.01 to the Company’s Current Report on Form 8-K filed on June 26, 2023, and is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure.

On July 3, 2023, the Company announced the closing of the Asset Purchase. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The Company updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.02 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01      Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a), with respect to the Asset Purchase described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b), with respect to the Asset Purchase described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K as soon as practicable and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibit No.	Description.
	10.01 †	Transition Services Agreement, dated as of June 30, 2023, by and among Upsher-Smith Laboratories, LLC and Tonix Medicines, Inc.
	99.01	Press Release of the Company, dated July 3, 2023
	99.02	Corporate Presentation by the Company for July 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

________

†The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 3, 2023	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer